UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of report) August 17, 2015

(Date of earliest event reported) August 11, 2015

ONEOK Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Fifth Street; Tulsa OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Private Placement Agreement

On August 11, 2015, ONEOK Partners, L.P. (the “Partnership”) entered into a Common Unit Purchase Agreement with ONEOK, Inc. (“ONEOK”) providing for the issuance and sale to ONEOK of 21,544,581 common units representing limited partner interests in the Partnership for an aggregate purchase price of approximately $650 million (or a price of $30.17 per common unit) in a private placement transaction (the “ONEOK Private Placement”). The ONEOK Private Placement is expected to close on August 21, 2015.

The foregoing description of the Common Unit Purchase Agreement is qualified in its entirety by reference to such Common Unit Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure

The Partnership issued a news release on August 12, 2015, attached hereto as Exhibit 99.1, announcing the ONEOK Private Placement described in Item 1.01 of this Current Report on Form 8-K and the Registered Direct Offering (as defined below) described in Item 8.01 of this Current Report on Form 8-K. The net proceeds from the ONEOK Private Placement and the Registered Direct Offering, after deducting offering expenses, are expected to be approximately $749 million. In addition, ONEOK will contribute approximately $15.3 million on behalf of the general partner of the Partnership to maintain the general partner’s two percent general partner interest. Following completion of the ONEOK Private Placement and the Registered Direct Offering, the Partnership will have approximately 285.8 million units outstanding, which includes approximately 212.8 million common units and approximately 73.0 million Class B units. ONEOK, Inc. and a subsidiary, which is the sole general partner of the Partnership, will hold an aggregate ownership interest in the Partnership of approximately 41.2 percent.

The information provided in this Item 7.01 is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 8.01	Other Events

Common Unit Purchase Agreement

On August 11, 2015, the Partnership also entered into a Common Unit Purchase Agreement with certain funds managed by Kayne Anderson Capital Advisors, L.P. (collectively, “Kayne Anderson”) providing for the issuance and sale in a registered direct offering (the “Registered Direct Offering”) to Kayne Anderson of 3,314,551 common units for an aggregate purchase price of approximately $100 million (or a price of $30.17 per common unit). The Registered Direct Offering is expected to close on August 21, 2015. The common units offered pursuant to the Registered Direct Offering were registered under an existing shelf registration statement on Form S-3 (File No. 333-198313), which the Securities and Exchange Commission declared effective on September 8, 2014.

The foregoing description of the Common Unit Purchase Agreement is qualified in its entirety by reference to such Common Unit Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated by reference into this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEOK Partners, L.P.

		By:	ONEOK Partners GP, L.L.C., its General Partner

Date: August 17, 2015	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

Index of Exhibits

Exhibit	Description

1.1	Common Unit Purchase Agreement dated August 11, 2015, between ONEOK Partners, L.P. and ONEOK, Inc.

5.1	Opinion of Andrews Kurth LLP.

8.1	Opinion of Andrews Kurth LLP regarding tax matters.

23.1	Consent of Andrews Kurth (contained in Exhibits 5.1 and 8.1 hereto).

99.1	Common Unit Purchase Agreement dated August 11, 2015, between ONEOK Partners, L.P. and Kayne Anderson MLP Investment Company, Kayne Anderson Energy Total Return Fund, Inc., Kayne Anderson Midstream/Energy Fund, Inc., Kayne Anderson Energy Development Company, KA First Reserve, LLC, Nationwide Mutual Insurance Company, Massachusetts Mutual Life Insurance Company, Kayne Anderson MLP Fund, L.P., Kayne Anderson Midstream Institutional Fund, L.P., Kayne Anderson Real Assets Fund, L.P., Kayne Institutional Energy Growth & Income Fund, L.P., Kayne Anderson Capital Income Partners (QP), L.P., Kayne Anderson Income Partners, L.P., KANTI (QP), L.P., Kayne Anderson Non-Traditional Investments, L.P., KARBO, L.P. and Kaiser Foundation Hospitals.

99.2	News release of ONEOK Partners, L.P. dated August 12, 2015.

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